UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 16, 2007
THINK PARTNERSHIP INC.
(Exact name of registrant as specified in its charter)
Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
28050 US 19 North - Suite 509 - Clearwater, FL 33761
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  (727) 324-0046

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Pursuant to his termination of employment described in Item 5.02, George F. Douaire's employment agreement with the Company terminated as of February 16, 2007. This employment agreement was disclosed in the Company's Form 8-K filed on August 19, 2005, and had a term ending on August 31, 2008. The Company does not believe that its separation agreement with Mr. Douaire is material to the Company. Mr. Douaire is prohibited from competing with the Company for one year. All of Mr. Douaire's warrants to purchase up to 150,000 shares of the Company's common stock at an exercise price equal to $3.44 per share were voided.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 16, 2007, George F. Douaire’s voluntary resignation as an officer of the Company became effective. Mr. Douaire was the president of Company’s Consumer Services division. No replacement has been appointed.

Exhibits
None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2007	By:	/s/ Scott P. Mitchell
Scott P. Mitchell Chief Executive Officer